Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of S&T Bancorp, Inc. on Form S-4 of our report dated February 21, 2014 on the consolidated financial statements of Integrity Bancshares, Inc. for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Smith Elliott Kearns & Company, LLC

Chambersburg, Pennsylvania

January 7, 2015